EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of First National Corporation for the period ended June 30, 2026, I, Scott C. Harvard, President and Chief Executive Officer of First National Corporation, hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	such Form 10-Q for the period ended June 30, 2026, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such Form 10-Q for the period ended June 30, 2026, fairly presents, in all material respects, the financial condition and results of operations of First National Corporation.

August 13, 2026	/s/ Scott C. Harvard
Date	Scott C. Harvard
President and Chief Executive Officer